LETTER OF INTENT

To the Board of Directors of Goldfinch Group Co., Limited:

This Letter of Intent (“LOI”) outlines the mutual understanding between Transuite.Org Inc., a public U.S. corporation (OTCQB: TRSO ) registered in the State of Nevada and Goldfinch Group Co., Limited, a private company registered in Hong Kong (“Goldfinch”), regarding a proposed transaction (the “Transaction”) in which TRSO will acquire 100% of the issued and outstanding shares of Goldfinch in exchange for newly issued shares of TRSO common stock, based on an agreed valuation of Goldfinch.

This LOI constitutes a binding obligation and the commitment of the parties hereto with respect to any matter provided for or contemplated herein, while this LOI is subject to the subsequent execution and delivery of definitive documents with respect to all matters pertaining to the Transactions.

The parties shall negotiate and execute Definitive Documents, including a Share Exchange Agreement, reflecting the following key terms:

1. Definitive Documentation

Promptly following the completion of any due diligence review, the parties hereto shall commence the negotiation and preparation of definitive documentation (the “Definitive Documentation”), providing for or effecting the Transactions, in forms mutually satisfactory to them, containing definitive terms, provisions, and conditions for the Transactions. The Definitive Documentation shall contain terms, provisions and conditions reflecting the following:

The Transaction: At Closing (as defined hereafter), TRSO shall issue shares of its common stock to Goldfinch shareholders to acquire 100% of Goldfinch’s issued and outstanding shares in a sign and close transaction (the “Transaction”). The shares of TRSO common stock to be issued in the Transaction shall be valued based on an agreed valuation of Goldfinch, to be determined following due diligence and mutual approval. The exchange ratio will be calculated based on Goldfinch’s valuation and TRSO’s share price at closing (subject to a mutually agreed floor price, if applicable).

2. Closing Date

The Parties agree that they will use their good faith best efforts to prepare and enter into the Definitive Documentation evidencing and memorializing the terms and conditions of this LOI due by an effective date of December 31, 2025.

3. Due Diligence

Goldfinch shall provide full access to its financial records, contracts, and corporate documents.

If either of the parties finds any such information unacceptable for any reason, such party may elect not to enter into the Definitive Documentation or to consummate the Transactions and may, with written notice to the other, terminate this LOI.

4. Confidentiality

Both parties agree to strict confidentiality, except where disclosure is legally required. If the Transaction is abandoned, all confidential materials shall be returned.

5. Conduct of Business

Until Closing, both parties shall operate in the ordinary course, preserving business operations and assets.

6. Conditions Precedent to Closing

The Definitive Documentation shall provide that the Transactions are expressly conditioned upon:
(i) completion of satisfactory due diligence; (ii) approval by the boards of directors of both parties (and shareholders, if required); (iii) All third party and other consents required for the Transactions shall have been obtained; (iv) There shall not have been any material adverse change in the financial condition, operations, business prospects, customer relations, assets, liabilities of TRSO or Goldfinch or their respective businesses.

7. Expenses

Each party bears its own costs (legal, advisory, etc.).Each party shall be responsible for its own attorney fees, auditors and other costs and expenses, anticipated or otherwise, relating to the Transactions, including negotiating and preparing the Definitive Documentation.

8. Publicity

TRSO and Goldfinch agree that the terms of this LOI shall remain strictly confidential, and the Confidentiality provisions stated herein shall be strictly adhered to, unless such statements are required by applicable law. TRSO and Goldfinch shall not be permitted to make any public disclosure of this document or public statements regarding the terms stated herein without mutual consent at any time unless required by applicable law.

9. Governing Law

This Letter of Intent and the Definitive Documentation shall be governed by and interpreted in accordance with the laws of the State of Nevada.

10. Termination

Either party may terminate the Letter of Intent after completion of due diligence, in the event such party determines that the information provided is unacceptable for any reason, by giving written notice to the other of the notifying party’s desire to terminate the Letter of Intent.

11. Finder’s Fees

No finder’s fees are owing to any third party as a result of the Transactions.

12. No Obligation to Complete Transactions

Nothing herein shall obligate either Party to complete the Transactions.

13. Signatures

This LOI is executed in counterparts (including electronic signatures) on May 28, 2025.

Accepted By:

Transuite.Org Inc.

By: ___________________________

Name: Mengqing Fan

Title: CEO

Goldfinch Group Co., Limited

By: ___________________________

Name: Jinghua Song

Title: CEO